Exhibit 32.1
Written Statement
Pursuant To
18 U.S.C. Section 1350

In connection with the Quarterly Report of Red Robin Gourmet Burgers, Inc. (the “Company”) on Form 10-Q for the period ended December 29, 2019, as filed with the Securities and Exchange Commission on February 25, 2020 (the “Report”), the undersigned, Paul Murphy, Chief Executive Officer, and Lynn S. Schweinfurth, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that;

(a)
the Quarterly Report on Form 10-Q for the period ended December 29, 2019 of the Company (the “Periodic Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	February 25, 2020	/s/ Paul Murphy
Paul Murphy Chief Executive Officer

Dated:	February 25, 2020	/s/ Lynn S. Schweinfurth
Lynn S. Schweinfurth Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to Red Robin Gourmet Burgers, Inc. and will be retained by Red Robin Gourmet Burgers, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.